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                                                                   EXHIBIT 10.18

                               ADMINISTRATIVE AND
                         CONSULTING SERVICES AGREEMENT
                         -----------------------------


     This Administrative and Consulting Services Agreement is made effective the 29th day of July, 1996, between Distributor Services, L.L.C., an Illinois Limited Liability Company ("DS"), with its principal offices at 7300 North Lehigh Avenue, Niles, Illinois 60714, and Nutrition for Life International, Inc., a Texas corporation ("NFLI"), with its principal offices at 9101 Jameel, Dallas, Texas.

                                   RECITALS:
                                   --------

     WHEREAS, NFLI, a network marketing company which sells and promotes nutritional aids, vitamins, supplements and related products, desires to engage DS to provide certain administrative and consulting services as provided herein and DS desires to provide those services on the terms reflected herein;

     In exchange for the mutual provisions and agreements set forth below, the parties agree as follows:

                             PROVISION OF SERVICES
                             ----------------------

     1. Except to the extent that NFLI produces its own material in-house, DS shall have the exclusive right to produce and sell, at its own expense, all NFLI recruiting and training material and in consideration for DS producing and marketing those materials in a manner which promotes NFLI's interests, DS shall be entitled to all revenues received from the sale thereof;
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     2. DS shall have the exclusive right to produce, organize and sell, at its own expense, admission to all NFLI-sponsored recruiting or promotional events and in consideration for DS producing and organizing these meetings in a manner which promotes NFLI's interests, that DS shall be entitled to all revenues received from those sales of admission thereto.

     3. NFLI shall have the exclusive right of approval over the content of all material and meetings produced, organized or sold pursuant to this Agreement. DS shall use its best efforts to ensure that all materials and program content submitted to NFLI for approval are consistent with NFLI's policies and practices.

     4. NFLI shall provide DS on an ongoing and current basis with the names and addresses of and all other relevant information regarding NFLI distributors, together with such other information as is reasonably necessary to assist DS in the provision of services pursuant to this Agreement.

     5. DS will produce and provide to NFL each month at least four master cassettes for reproduction and sale by NFLI in NFLI's Master Developer series, which tapes shall be consistent with NFLI's policies, and the purposes of the Master Developer series, and promote the best interest of NFLI. In consideration for the foregoing, commencing September 15, 1996, for sales made in August, 1996, NFLI will pay DS $17 per month per Master Developer subscriber. Said payments shall be made on the 15th day of every month for sales made the preceding month, shall be adjusted for returns, and shall be subject to an annual accounting to be conducted at DS's option and expense.

     6. DS and NFLI shall own a joint copyright in and other proprietary ownership of all material produced by DS and approved by NFLI pursuant to this Agreement.

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Nothing herein shall affect copyright ownership of material which is first produced or created for a commercial purpose distinct from meeting DS's obligations under this agreement, but which is thereafter supplied to NFLI pursuant to this Agreement.

     7. In consideration for the terms of this Agreement, and in the interests of promoting consistency in NFLI and DS's marketing programs, DS shall provide consulting services to NFLI, without additional compensation, with respect to NFLI's marketing strategy and program, including comments and suggestions with respect to NFLI's television show, weekly teleconference, distributor success kit, catalogues, new products, product sales flyers, magazines, distributor applications, product order forms and other communications with distributors.

     8. Warranties. NFLI and DS represent that they have the power and authority to enter into this Agreement and that entering into this Agreement will not violate any prior understandings or agreements, and that they will comply with all applicable federal, state and local laws and regulations in connection with or related in any way to its distributors, potential distributors, its products and the means and methods of the sale of those products, including any assurances of voluntary compliance entered into by NFLI.

     9. Term. The term of this Agreement shall commence on July 29, 1996, and shall continue for a period of fifteen (15) years. The parties shall thereafter negotiate successive fifteen year terms on substantially the same terms, negotiating in good faith only those modifications which are appropriate in light of any intervening change in circumstance. Either party may terminate this Agreement for breaches of any material obligation by the other, which is not cured within twenty (20) days after notice from the non-breaching party that specifies the

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nature of the breach in reasonable detail. Notwithstanding the foregoing, however, if the breach is subject to cure, the breaching party shall not be deemed to be in default if it diligently begins to cure that breach within forty-eight (48) hours of notice, and actually cures that breach within forty-five (45) days therefrom.

     10. Force Majeure. Neither party will be in default of this Agreement if such party's performance is prevented by an external cause beyond its reasonable control; provided that such party gives prompt written notice to the other party and the time for such party's performance under this Agreement will be extended by the period of time equal to the duration of the cause that prevented such performance.

     11. Assignment. No party will assign this Agreement or any portion thereof to any third party without the prior written consent of the other, except that either party may assign this Agreement to the other entities which are owned or controlled by the same persons that own or control it at the time of the assignment.

     12. Notices. Any notice required or permitted to be given under this Agreement will be given in writing to the parties at their respective address as set forth below:

         A.  DS
             7300 North Lehigh Avenue
             Niles, Illinois  60714
             Attn:  Mr. Kevin McEneely

         B.  NFLI
             9101 Jameel
             Houston, Texas  77040
             Attn:  Mr. David Bertrand, President

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Any such notice will be deemed given on the earlier of (i) the date when it is actually received, or (ii) five (5) days after mailing to the address of the receiving party or any new address that the party has provided.

     13. Entire Agreement.  This Agreement constitutes the entire agreement and
         ----------------
understanding between the parties with respect to the subject matter and supersedes all prior understandings, proposals and communications on the subject matter.

     14. Amendment Waiver. This Agreement may not be amended or modified without
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the written consent of both parties. No rights of any party will be waived except in writing signed by such party. No waiver of any right in this Agreement will imply or constitute any future waiver or such right.

     15. Attorneys' Fees.  In the event of any legal action to enforce this
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Agreement, the party that prevails in such action will be entitled, in addition to any other relief granted, to recover from the other party the costs and expenses of such enforcement, including reasonable attorneys' fees and the fees and expenses of expert witnesses.

     16. Governing Law. This Agreement will be governed and construed in
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accordance with the laws of the State of Illinois. Each party irrevocably consents to the personal jurisdiction and placement of venue in the state and federal courts located within the City of Chicago, Illinois for the purposes of enforcing this Agreement, and agrees that such courts will exclusively constitute the permitted forums for resolving disputes under or in connection with this Agreement.

     17. Severability. If any provision of this Agreement or portion of any such
         ------------
provision is held invalid or unenforceable as written by a court of competent jurisdiction, such

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provision or portion thereof affected by such holding will be modified, to the extent possible, by reducing its scope or duration so that it is enforceable to the maximum extent permissible. If said modification is not possible, the affected provision or portion thereof will be stricken, and all remaining provisions of this Agreement will continue in full force and effect.

     18. Independent Contractors. The parties are independent contractors, and nothing in this Agreement will be deemed to place the parties in the relationship of employer-employee, principal-agent, or partners or joint venturers. Neither party will under any circumstances be liable for any withholding taxes, payroll taxes, disability insurance payments, unemployment taxes and other similar taxes or charges on the payments made by the other party to such other party's personnel.

     19. Counterparts.  This Agreement may be executed in counterparts.

     The parties have executed this Agreement as of the effective date.

DISTRIBUTOR SERVICES, L.L.C.               NUTRITION FOR LIFE
                                           INTERNATIONAL, INC.

By: _______________________________        By: _______________________________

Dated: ____________________________        Dated: ____________________________

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